UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2023

SPX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6948	88-3567996
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6325 Ardrey Kell Road, Suite 400,
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (980) 474-3700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On March 14, 2023, Michael A. Reilly, Chief Accounting Officer and Vice President, Finance of SPX Technologies, Inc. (the “Company”), informed the Company of his decision to retire effective as of April 7, 2023 (the “Transition Date”).

Wayne M. McLaren, age 44, Corporate Controller of the Company, will become Vice President, Chief Accounting Officer and Corporate Controller, effective as of the Transition Date. Mr. McLaren has been the Corporate Controller of the Company since November 2022. Mr. McLaren previously served as Assistant Controller of the Company (including for SPX Corporation for the period prior to the Company’s holding company reorganization effected on August 15, 2022) from September 2015 to November 2022, as well as various other financial roles within the Company from March 2009 to September 2015. Prior to joining the Company, Mr. McLaren served in positions of increasing responsibility at Deloitte & Touche LLP. Mr. McLaren holds a Bachelor of Commerce degree from the University of KwaZulu-Natal in Durban, South Africa and is a Certified Public Accountant licensed in North Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX TECHNOLOGIES, INC.
(Registrant)

Date: March 14, 2023	By:	/s/ John W. Nurkin
John W. Nurkin
Vice President, General Counsel and Secretary

2